EXHIBIT INDEX

 Registration No. - ________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ____________
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ____________
CATERPILLAR INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	37-0602744 (IRS Employer Identification Number)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
R. RENNIE ATTERBURY III Vice President, General Counsel and Secretary Caterpillar Inc. 100 NE Adams Street Peoria, IL 61629-7310

    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: __

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: X

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: __

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Debt Securities	$500,000,000	$500,000,000	$1	$125,000.00
  In U.S. dollars or the equivalent thereof in foreign denominated currency or a composite currency.
  Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933 and exclusive of accrued interest, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS $500,000,000 DEBT SECURITIES
Caterpillar Inc. 100 NE Adams Street Peoria, IL 61629 (309) 675-1000

Caterpillar Inc. intends to offer at one or more times Debt Securities with a total value not to exceed $500,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities & Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

These securities have not been approved by the Securities & Exchange Commission or any state securities commission, nor have these organizations passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2001

Where You Can Find More Information
The Company
Prospectus Supplement
Use of Proceeds
Ratio of Profit to Fixed Charges
Description of Debt Securities
        General
        Exchange, Registration, Transfer, and Payment
       Global Securities
        Certain Restrictive Covenants
                What is a Restricted or Unrestricted Subsidiary?
                Other Definitions
                Restrictions on Secured Debt (Indenture Section 1007)
                Restrictions on Sale and Leaseback Transactions (Indenture Section 1008)
                Restrictions on Transfer of Important Property (Indenture Section 1009)
        Events of Default (Indenture Sections 501, 502, 601, 602, and 603)
        Modification of Indenture (Indenture Section 902)
        Consolidation, Merger, or Sale (Indenture Section 801)
        Defeasance (Indenture Section 1301 through 1305)
Plan of Distribution
Validity of the Debt Securities
Legal Opinions
Experts
Signatures
Exhibit Index
        Rights Agreement Between Caterpillar and Mellon Investor Services LLC
        Opinion of Sean X. McKessy, Securities Counsel
        Statement Setting Forth Computation of Ratios of Profit to Fixed Charges
        Consent of PricewaterhouseCoopers LLP
        Form T-1 Statement of Eligibility

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WHERE YOU CAN FIND MORE INFORMATION
    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.SEC.gov. Our common stock and certain debt securities are listed on the New York Stock Exchange. Our common stock is also listed on the Chicago and Pacific Stock Exchanges. Information about us is also available at those locations.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debt Securities. This prospectus is part of a registration statement filed with the SEC.

  Annual Report on Form 10-K for the year ended December 31, 2000;
  Quarterly Reports on Form 10-Q for quarters ended March 31 and June 30, 2001;
  Current Reports on Form 8-K filed on January 18, January 25, January 26, April 11, April 17, April 23, May 9, May 16, June 13, July 17, July 23, and September 5, 2001.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

            Caterpillar Inc.
             100 N.E. Adams St.
             Peoria, IL 61629
             Attn: Corporate Secretary
             (309) 675-1000

    You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Debt Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY
    Caterpillar, through its employees and dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products help make progress possible around the world. More information about Caterpillar is available on our web site at http://www.CAT.com.

Machinery: Caterpillar construction machines are used to build, maintain and rebuild the world's infrastructure - highways, dams, airports, water and sewer systems, office complexes and housing developments. Our mining machines help extract and deliver needed raw materials, and our agricultural tractors till the world's soil.

Engines: Caterpillar engines provide power to the world - for on-highway trucks, ships and boats, locomotives, and construction, mining agricultural and forestry equipment. Through electrical power generating systems, they supply power to developing or isolated areas. Other systems provide emergency power to hospitals, schools, factories, office buildings and airports. A Caterpillar subsidiary, Solar Turbines Incorporated, makes turbine engines that are used to produce, process and transport crude oil and natural gas, and to provide electrical power in many different industries.

Financial Products: Caterpillar Financial Services Corporation and its subsidiaries offer a wide variety of financing options to help Caterpillar customers worldwide acquire and use Caterpillar equipment. Caterpillar Insurance Services Corporation provides various forms of insurance to Caterpillar customers and dealers to help support their purchase and financing of Caterpillar equipment.

PROSPECTUS SUPPLEMENT
    The prospectus supplement for each offering of Debt Securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both this prospectus and the prospectus supplement in making your investment decision.

USE OF PROCEEDS
    The net proceeds from the sale of securities will be used for general corporate purposes. General corporate purposes may include acquisitions, repurchases of common stock, additions to working capital, capital expenditures, and retirement of debt.

RATIO OF PROFIT TO FIXED CHARGES
    The ratio of profit to fixed charges for each of the periods indicated is as follows:

	Years Ended
*6/30 2001	12/31 2000	12/31 1999	12/31 1998	12/31 1997	12/31 1996
2.0	2.4	2.5	3.6	4.9	4.5

   These ratios include Caterpillar, our consolidated subsidiaries, and 50%-owned unconsolidated affiliated companies. Profit is determined by adding income from continuing operations, income taxes and fixed charges. Fixed charges include interest, other costs related to borrowed funds and a portion of rentals representing interest.

*Represents six months ended June 30, 2001

DESCRIPTION OF DEBT SECURITIES

General
    We will issue the Debt Securities under an indenture between us and the Trustee, Citibank, N.A., dated May 1, 1987, and supplemented June 1, 1989, May 15, 1992, and December 16, 1996. This prospectus briefly outlines some of the indenture provisions. See Where You Can Find More Information on how to locate the indenture and the supplements. You may also review the indenture at the Trustee's offices located in New York, New York.

The indenture does not limit the amount of Debt Securities that may be issued and each series of Debt Securities may differ as to their terms. The Debt Securities may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

    The Debt Securities will be unsecured and unsubordinated and will rank equally with all our unsecured and unsubordinated indebtedness. The Debt Securities will not be subject to any conversion, amortization, or sinking fund. It is anticipated that the Debt Securities will be "book-entry," represented by a permanent global certificate registered in the name of the Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.

    For current information on our debt outstanding, see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

Exchange, Registration, Transfer, and Payment
    Principal and interest on the Debt Securities will be payable, and the exchange or transfer of Debt Securities will be registerable at a location designated in the prospectus supplement. No service charge will be applied for a registration of transfer or exchange of Debt Securities except to cover tax or any governmental charge.

Global Securities
    Debt Securities may be issued in the form of one or more Global Securities that will be deposited with The Depository Trust Company, New York, New York ("DTC"). If this is done, we will not issue certificates to each holder. One or more global securities would be issued to DTC who would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

    Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant's accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

    DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

    DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

    We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the Trustee, and the paying agent will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee, or us.

    Debt securities represented by a global security would be exchangeable for Debt Security certificates with the same terms in authorized denominations only if:

  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days;
  We deliver to the Trustee an order that the global security shall be exchangeable; or
  There is a continuing Event of Default, as described below, regarding the Debt Securities.

Certain Restrictive Covenants
    The indenture requires us to comply with certain restrictive covenants. These covenants apply to us and Restricted Subsidiaries maintained by us.

What is a Restricted or Unrestricted Subsidiary?
    A "Restricted Subsidiary" is defined as any subsidiary other than an Unrestricted Subsidiary and any Unrestricted Subsidiary designated by our Board of Directors after May 1, 1987 as a Restricted Subsidiary.

"Unrestricted Subsidiary" is defined as:

  any subsidiary acquired or organized by us after May 1, 1987, as long as that subsidiary is not a successor to a Restricted Subsidiary.
  any subsidiary with principal business and assets located outside the United States (its territories and possessions) and Canada;
  any subsidiary with the principal business of financing our dealers and distributors, as well as acquisitions and dispositions of our products by dealers, distributors, or other customers;
  any subsidiary with the principal business of owning, leasing, dealing in or developing real property; and
  any subsidiary with substantially all assets consisting of securities of subsidiaries described above.

Other Definitions
Important Property: means any manufacturing plants or facilities of us or any Restricted Subsidiary located in the U.S., Canada, or Puerto Rico having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Net Tangible Assets, other than any plant or other facility our Board believes is not important to our business as a whole.

Consolidated Net Tangible Assets: means the total of all assets appearing on the consolidated balance sheet of Caterpillar and its consolidated subsidiaries prepared in accordance with accounting principles generally accepted in the United States of America, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

Secured Debt: means indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance on:

  any Important Property of Caterpillar or any Restricted Subsidiary; or
  any shares of stock or indebtedness of a Restricted Subsidiary.

Value: means with respect to a Sale and Leaseback Transaction, an amount equal to the greater of:

  the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction; or
  the fair value of the property at the time of the Sale and Leaseback Transaction, as determined by our Board of Directors.

    (In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.)

Restrictions on Secured Debt (Indenture Section 1007)
    The Indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the Debt Securities equally and ratably with Secured Debt), with the following exceptions:

  certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;
  mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;
  mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes such;
  mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;
  mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;
  any extension, renewal or replacement of any mortgage, pledge, lien or encumbrance referred to above;
  any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

    In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the Debt Securities if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions (Indenture Section 1008)
    Neither we nor any Restricted Subsidiary can sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years, with the following exceptions:

  we or a Restricted Subsidiary may incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Debt Securities;
  we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the Debt Securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any Debt Securities delivered within 120 days of the effective date to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than Debt Securities, retired by us or a Restricted Subsidiary within 120 days of the effective date of the arrangement.

Restriction on Transfer of Important Property (Indenture Section 1009)
     Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our Board of Directors) to the retirement of indebtedness of us or a Restricted Subsidiary that is recorded as funded debt and is not subordinated in right of payment to the Debt Securities. The debt retirement must occur within 120 days of the transfer. No retirement referred to in this clause may be by payment at maturity or a mandatory prepayment provision.

Events of Default (Indenture Sections 501, 502, 601, 602, and 603)
    Unless we indicate otherwise in a prospectus supplement, the following events are defined in the indenture as "Events of Default" regarding the Debt Securities of any series:

  failure to pay principal or premium on any Debt Securities when due;
  failure to pay interest on a Debt Securities when due, continued for 60 days;
  failure to deposit any sinking fund payment when due;
  failure to perform any other covenant in the indenture for 60 days after we have received written notice of the failure;
  certain events in bankruptcy, insolvency or reorganization; and
  any other Event of Default stipulated.

    Unless stated otherwise in a prospectus supplement, any Event of Default on a particular series of Debt Securities is not necessarily an Event of Default on another series of Debt Securities.

    If an Event of Default occurs on outstanding Debt Securities of a particular series and continues, the Trustee or holders of at least 25% of that series' Debt Securities may declare the principal amount of all Debt Securities in the series due and payable. Under certain circumstances, holders of a majority of the Debt Securities in the series may rescind that declaration.

    The Trustee must within 90 days after a default occurs, notify the holders of Debt Securities of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the indenture.

    Subject to the provisions of the indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the debt securities of a series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Debt Securities.

Modification of Indenture (Indenture Section 902)
    Under the Indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt of all series to be affected. However, the following changes may not be made without the consent of each holder of the Debt Securities:

  changes to the stated maturity date of the principal or any interest installment;
  reductions in the principal amount or interest due;
  changes to the place or currency regarding payment of principal;
  impairment of the right to institute suit for the enforcement of payment;
  reduction in the stated percentage of holders necessary to modify the indenture; or
  modifications to any of these requirements or to reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of the Indenture or for the waiver of certain defaults.

Consolidation, Merger, or Sale (Indenture Section 801)
    We cannot merge with another company or sell or lease substantially all of our property to another company unless:

  we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the Debt Securities and the performance and observance of all the covenants and conditions of the indenture binding on us;
  we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the indenture; and
  if as a result of the merger, consolidation or sale we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor corporation take steps necessary to secure the Debt Securities equally and ratably with all indebtedness secured.

Defeasance (Indenture Section 1301 through 1305)
    Under certain circumstances we may be discharged from our obligations on the Debt Securities of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal and interest on the Debt Securities. One condition for such defeasance is that we must deliver to the Trustee an opinion of counsel that holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

PLAN OF DISTRIBUTION
    We may sell the Debt Securities (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The Prospectus supplement will include the names of underwriters, dealers or agents retained. The Prospectus supplement also will include the purchase price of the Debt Securities, Caterpillar's proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation.

    The underwriters will acquire the Debt Securities for their own account. They may resell the Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

    Underwriters, dealers, and agents that participate in the distribution of the Debt Securities may be underwriters as defined in the Securities Act of 1933 ("Act"), and any discounts or commissions received by them from us and any profit on the resale of the Debt Securities by them may be treated as underwriting discounts and commissions under the Act.

    We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF THE DEBT SECURITIES
    The validity of the Debt Securities will be passed upon by Sean X. McKessy, Esq., our internal Securities Counsel, and for the underwriters by Sullivan & Cromwell, New York, New York.

LEGAL OPINIONS
    Sean X. McKessy, our Securities Counsel, will issue an opinion about the legality of the Debt Securities for us. Underwriters and agents may have their own counsel issuing an opinion for them. They may rely on the opinion of our counsel as to matters of Illinois law.

EXPERTS
    The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
Registration Fee	$125,000.00
Accountants' Fees and Expenses	35,500.00
Trustee Fees and Expenses	50,000.00
Debt Rating Agency Fees	150,000.00
Printing and Delivery Expenses	30,000.00
Legal Fees and Expenses	5,000.00
Miscellaneous Expense	2,000.00

Total	$397,500.00
All except the first item are estimates

Item 15. Indemnification of Directors and Officers

    Section 145 of the Delaware Corporation Law and our Bylaws provide for indemnification of officers and directors under certain circumstances.

    Insurance carried by us provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) we may be required to pay as indemnities to officers or directors for claims made against them and (b) individual directors, officers and certain employees may become legally obligated to pay as the result of acts committed while acting in their corporate fiduciary capacities.

    The underwriting and distribution agreements may provide for the indemnification of our officers and directors under certain circumstances.

Item 16. Exhibits

    Reference is made to the Exhibit Index filed as part of this Registration Statement.

Item 17. Undertakings

  The undersigned registrant hereby undertakes:
    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, State of Illinois, on the 10th day of October, 2001.

CATERPILLAR INC. (Registrant) By: /s/ R. Rennie Atterbury III Secretary

October 10, 2001
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

October 10, 2001	/s/ Glen A. Barton	Chairman of the Board, Director and Chief Executive Officer

October 10, 2001	/s/ Vito H. Baumgartner	Group President

October 10, 2001	/s/ Gerald S. Flaherty	Group President

October 10, 2001	/s/ James W. Owens	Group President

October 10, 2001	/s/ Gerald L. Shaheen	Group President

October 10, 2001	/s/ Richard L. Thompson	Group President

October 10, 2001	/s/F. Lynn McPheeters	Vice President and Chief Financial Officer

October 10, 2001	/s/ Kenneth J. Zika	Controller and Chief Accounting Officer
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October 10, 2001	/s/ Lilyan H. Affinito	Director

October 10, 2001	/s/ W. Frank Blount	Director

October 10, 2001	/s/ John R. Brazil	Director

October 10, 2001	/s/ John T. Dillon	Director

October 10, 2001	/s/ Juan Gallardo	Director

October 10, 2001	/s/ David R. Goode	Director

October 10, 2001	/s/ James P. Gorter	Director

October 10, 2001	/s/ Peter A. Magowan	Director

October 10, 2001	/s/ William A. Osborn	Director

October 10, 2001	/s/ Gordon R. Parker	Director

October 10, 2001	/s/ Lord Charles D. Powell	Director

October 10, 2001	/s/ Joshua I. Smith	Director

October 10, 2001	/s/ Clayton K. Yeutter	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture dated as of May 1, 1987, between the Registrant and The First National Bank of Chicago, as Trustee (incorporated by reference from Exhibit 4.1 to Form S-3 (Registration No. 333-22041) filed February 19, 1997).

4.2	First Supplemental Indenture, dated as of June 1, 1989, between Caterpillar Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference from Exhibit 4.2 to Form S-3 (Registration No. 333-22041) filed February 19, 1997).

4.3	Appointment of Citibank, N.A. as Successor Trustee, dated October 1, 1991, under the Indenture, as supplemented, dated May 1, 1987 (incorporated by reference from Exhibit 4.3 to Form S-3 (Registration No. 333-22041) filed February 19, 1997).

4.4	Second Supplemental Indenture, dated as of May 15, 1992, between Caterpillar Inc. and Citibank, N.A., as Successor Trustee (incorporated by reference from Exhibit 4.4 to Form S-3 (Registration No. 333-22041) filed February 19, 1997).

4.5	Third Supplemental Indenture, dated as of December 16, 1996, between Caterpillar Inc. and Citibank, N.A., as Successor Trustee (incorporated by reference from Exhibit 4.5 to Form S-3 (Registration No. 333-22041) filed February 19, 1997).

4.6	Rights Agreement dated as of September 27, 2001, between Caterpillar Inc. and Mellon Investor Services LLC.
5	Opinion of Sean X. McKessy, Securities Counsel for Caterpillar Inc., as to the legality of Debt Securities.
12	Statement Setting Forth Computation of Ratio of Profit to Fixed Charges
23.1	The consent of Sean X. McKessy, Securities Counsel for Caterpillar Inc., is contained in his opinion filed as Exhibit 5 to this Registration Statement.
23.2	Consent of PricewaterhouseCoopers LLP
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A.